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                                                                    EXHIBIT 23.4


              CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING


    In connection with the proposed merger of Premier Bancshares, Inc., Atlanta, Georgia and First Alliance Bancorp, Inc., Marietta, Georgia, the undersigned, acting as an independent financial analyst to the common shareholders of First Alliance Bancorp, Inc., hereby consents to the reference to our firm in the proxy statement and to the inclusion of our fairness opinion as an exhibit to the proxy statement.

                        July 11, 1996
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                        ALEX SHESHUNOFF & CO. INVESTMENT BANKING
                        AUSTIN, TEXAS


                        By: /s/ Gerard Feil
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